UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2006

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers

AsiaInfo Holdings, Inc. (the “Company”) today announced that Mr. Bing Yu has resigned as an officer and director of the Company and its subsidiaries as of January 3, 2006. Mr. Yu served as President and Chief Executive Officer of the Company’s Lenovo-AsiaInfo Division. Mr. Yu was a member of the Executive Committee of the Company’s Board of Directors. A copy of the resignation letter from Bing Yu is furnished herewith as Exhibit 99.1.

Also effective as of January 3, 2006, Mr. Jian Qi, Vice President of the Company’s AsiaInfo Technologies Division and General Manager of its China Unicom business unit, has been appointed as President and Chief Executive Officer of the Company’s Lenovo-AsiaInfo Division.

Mr. Jian Qi, age 45, joined AsiaInfo in 1995 as an engineer. Mr. Qi was appointed Vice President, Sales for the Northern China region in 1999, and became Vice President of the Company’s AsiaInfo Technologies Division and General Manager of its China Unicom business unit in 2000.

There is no family relationship between Mr. Qi and any other executive officer or any director of the Company. Mr. Qi has not engaged in any transactions with the Company or its subsidiaries, outside the context of his employment with the Company, during 2005 and 2006.

Item 7.01 Regulation FD Disclosure

On January 4, 2006, the Company issued a press release announcing its updated fourth quarter 2005 financial results. A copy of the press release relating to such event is furnished herewith as Exhibit 99.2.

The Company announced that net revenue for the fourth quarter of 2005 will be below previously announced financial guidance due to significantly lower than expected shipment volume for Lenovo-AsiaInfo’s security products. The lower than expected net revenue will result in a higher than expected loss per share for the quarter. AsiaInfo’s telecom business continued to experience profitable growth during the quarter.

Management currently expects fourth quarter net revenue of approximately US$16 to 17 million, instead of its previously stated guidance of US$18 to 20 million, and a loss per basic share of approximately US$0.90 to 0.95, compared to the previous target range of US$0.38 to 0.49. These results are preliminary and subject to the Company’s completion of detailed closing and review procedures. AsiaInfo will announce its official fourth quarter and full year results on January 25, 2006. The management team will be on the conference call to discuss results and highlights of the quarter, and answer questions.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Resignation letter from Bing Yu

99.2	Press release dated January 4, 2006, announcing the Company’s updated fourth quarter 2005 financial results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: January 4, 2006	By:	/s/ Ying Han
	Name:	Ying Han
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Resignation letter from Bing Yu

99.2	Press release dated January 4, 2006 announcing the Company’s updated fourth quarter 2005 financial results